Exhibit 4.1

Spire Alabama Inc.

Fourth Supplement to Master Note Purchase Agreement

Dated as of December 15, 2020

Re:                 $150,000,000 2.04% Series 2020 Senior Notes

Spire Alabama Inc.

2101 6th Avenue North

Birmingham, AL 35203

Dated as of December 15, 2020

To the Purchasers named in

Schedule A hereto

Ladies and Gentlemen:

This Fourth Supplement to Master Note Purchase Agreement (this or the “Fourth Supplement”) is between Spire Alabama Inc., an Alabama corporation (as successor to Alabama Gas Corporation, the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of June 5, 2015 (the “Master Note Purchase Agreement”), as previously supplemented by (i) that certain First Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 1, 2017 (the “First Supplement”); (ii) that certain Second Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of January 15, 2019 (the “Second Supplement”); and (iii) that certain Third Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 2, 2019 (the “Third Supplement”; and, together with the First Supplement, the Second Supplement, and the Master Note Purchase Agreement as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  All capitalized definitional terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement.  Reference is further made to Section 1.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchasers as follows:

1(a).Series 2020 Notes.  The Company has authorized the issue and sale of its $150,000,000 aggregate principal amount Series 2020 Senior Notes in accordance with Schedule D hereto (the “Series 2020 Notes”).  The Series 2020 Notes, together with the Series 2019A Notes, the Series 2019B Notes, the Series 2017 Notes, and the Series 2015 Notes initially issued pursuant to the Third Supplement, the Second Supplement, the First Supplement, and the Master Note Purchase Agreement, respectively, and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement).

The Series 2020 Notes shall be substantially in the form set out in Exhibit B hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

1(b).Interest Rate and Maturity Date.  The Series 2020 Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof at the applicable per annum interest rate set forth on Schedule D hereto (the “Applicable Interest Rate”) from the date of issuance, payable semi-annually, on the interest payment dates determined as set forth on Schedule D hereto (each such date being referred to herein as a “Interest Payment Date”), until such principal amount shall have become due and payable, and, to the extent permitted by applicable law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the applicable Default Rate, payable semi-annually on each Interest Payment Date as aforesaid.  The Maturity Date of the Series 2020 Notes shall be determined as set forth in Schedule D hereto (such date being referred to herein as the “Maturity Date”).

2.Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series 2020 Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3.The execution and delivery of this Fourth Supplement and the sale and purchase of the Series 2020 Notes to be purchased by each Purchaser shall occur at 10:00 A.M., Chicago time, at a closing (the “Closing”) on or prior to December 15, 2020, on a date (which shall be a Business Day) as the Company may select with at least five (5) Business Days prior written notice to the Purchasers pursuant to Section 4(a); provided, however, that the maturity dates, Interest Payment Dates and Applicable Interest Rates for the Series 2020 Notes shall be determined in relation to the date of the Closing in accordance with Schedule D hereof.  The Closing will be made at the offices of Chapman and Cutler LLP, 111 West Monroe, Chicago, Illinois 60603.  At the Closing, the Company will deliver to each Purchaser the Series 2020 Notes to be purchased by such Purchaser in the form of a single Series 2020 Note (or such greater number of Series 2020 Notes in denominations of at least $250,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company, with wire instructions to be provided by the Company to the Purchaser at least five (5) Business Days prior to the Closing date in accordance with Section 4(e).  If, at the Closing, the Company shall fail to tender such Series 2020 Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.The obligation of each Purchaser to purchase and pay for the Series 2020 Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement (giving effect to any changes to the representations and warranties set forth in the Note Purchase Agreement effectuated by this Supplement) with respect to the Series 2020 Notes to be purchased at the Closing, and to the following additional conditions:

(a)At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written notice signed by a Responsible Officer on letterhead of the Company confirming the date of the Closing applicable to such Notes and the Maturity Date and Interest Payment Dates for the Series 2020 Notes, as applicable, based on Schedule D attached hereto.

(b)Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(c)The Company shall have consummated the sale of the entire principal amount of the Series 2020 Notes scheduled to be sold at the Closing, pursuant to this Supplement.

(d)The Master Note Purchase Agreement shall not have been amended or modified in any way since August 12, 2020 through and including the date of the Closing.

(e)At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, and (c) the account name and number into which the purchase price for the relevant series of Notes is to be deposited.  Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to Closing.  If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to Closing.  The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

5.(a) As provided therein, the entire unpaid principal balance of each Series 2020 Note shall be due and payable on the Maturity Date as set forth in Schedule D hereto.

(b)Optional Prepayments without Make-Whole Amount.On any date that is three (3) months prior to the Maturity Date, the Company may, at its option, in accordance with, and upon notice as provided in, Section 8.2 of the Master Note Purchase Agreement, prepay at any time all, or from time to time any part of, the Series 2020 Notes (but if in part then in a minimum aggregate principal amount of $100,000), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  On and after any date that is three (3) months prior to the Maturity Date, the Company may, at its option, upon notice as provided Section 8.2 of the Master Note Purchase Agreement, prepay at any time all the Series 2020 Notes, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make-Whole Amount.

6.The term “Make-Whole Amount” means, with respect to any Series 2020 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2020 Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series 2020 Note, the principal of such Series 2020 Note that is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series 2020 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2020 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series 2020 Note, the sum of (a) 0.50% (50 basis points) plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of such Series 2020 Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Series 2020 Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of such Series 2020 Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2020 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Series 2020 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 of the Note Purchase Agreement or Section 12.1 of the Note Purchase Agreement.

“Settlement Date” means, with respect to the Called Principal of any Series 2020 Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

7.	For the purpose of the Note Purchase Agreement and this Supplement, the terms below have the following meanings with respect to any holder of a Series 2020 Note:

“Parent” shall mean Spire Inc., a Missouri corporation.

“Wells Facility” means the Loan Agreement, dated as of December 14, 2016, as amended by the First Amendment to Loan Agreement dated as of October 31, 2018 or as it may be subsequently be amended, renewed, restated, replaced or otherwise modified from time to time, amongst the Parent, the Company, Spire Missouri Inc., a Missouri corporation, the banks from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the banks, or any successor thereto.

8.

Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date of the Closing with respect to the purchase of the Series 2020 Notes by such Purchaser.

9.

Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Note that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Supplement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, as well as the applicable U.S. Tax Compliance Certificate substantially in the form attached as Exhibit C, in both cases correctly completed and executed.

10.

Notwithstanding Section 17.2(c) of the Master Note Purchase Agreement, any consent made pursuant to Section 17.2 of the Master Note Purchase Agreement by the holder of any Note that has transferred or has agreed to transfer such Note to the (i) Company, (ii) any Subsidiary or any Affiliate of the Company, or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such written consent, such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

11.

Subject to the terms of this Supplement, the Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

* * * * *

The execution hereof shall constitute a contract between the Company and the Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Spire Alabama Inc.

By	/s/ Adam Woodard
Name: Adam Woodard
Title: Chief Financial Officer & Treasurer

Accepted as of December 15, 2020.

Metropolitan Life Insurance Company
by MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ John Wills
Name: John Wills
Title: Authorized Signatory

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

The Northwestern Mutual Life Insurance Company

By:	Northwestern Mutual Investment Management Company, LLC,
Its Investment Adviser

By:	/s/ Timothy S. Collins
Name: Timothy S. Collins
Managing Director

The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account

By:	/s/ Timothy S. Collins
Name: Timothy S. Collins
Its Authorized Representative

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

State Farm Life Insurance Company

By:	/s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

State Farm Life and Accident Assurance Company

By:	/s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title:

State Farm Mutual Automobile Insurance Company

By:	/s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

State Farm Fire and Casualty Company

By:	/s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

State Farm Insurance Companies Employee Retirement Trust

By:	/s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

Great-West Life & Annuity Insurance Company

By	/s/ Ward Argust
Name: Ward Argust
Title: Assistant Vice President, Investments

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

Equitable Financial Life Insurance Company

By	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

Horizon Blue Cross Blue Shield of New Jersey

By	/s/ Amy Judd
Name: Amy Judd
Title: Senior Vice President

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

New York Life Insurance Company

By	/s/ Jennifer Kusa
Name: Jennifer Kusa
Title: Corporate Vice President

New York Life Insurance and Annuity Corporation

By:	NYL Investors LLC, its Investment Manager

By	/s/ Jennifer Kusa
Name: Jennifer Kusa
Title: Director

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

By:	NYL Investors LLC, its Investment Manager

By	/s/ Jennifer Kusa
Name: Jennifer Kusa
Title: Director

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3)

By:	NYL Investors LLC, its Investment Manager

By	/s/ Jennifer Kusa
Name: Jennifer Kusa
Title: Director

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30D)

By:	NYL Investors LLC, its Investment Manager

By	/s/ Jennifer Kusa
Name: Jennifer Kusa
Title: Director

The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee

By:	New York Life Insurance Company, its attorney-in-fact

By	/s/ Jennifer Kusa
Name: Jennifer Kusa
Title: Corporate Vice President

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

Principal Life Insurance Company

By:	Principal Global Investors, LLC
a Delaware limited liability company,
its authorized signatory

By:	/s/ Colin Pennycooke
Name: Colin Pennycooke
Title: Counsel

By:	/s/ Wei-erh Chen
Name: Wei-erh Chen
Title: Counsel

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

Hartford Life and Accident Insurance Company
Hartford Underwriters Insurance Company
Navigators Insurance Company

By:	Hartford Investment Management Company, their investment manager

By:	/s/ Dawn M. Crunden
Name: Dawn M. Crunden
Title: Senior Vice President

Kansas City Life Insurance Company

By:	Hartford Investment Management Company, its investment manager

By:	/s/ Dawn M. Crunden
Name: Dawn M. Crunden
Title: Senior Vice President

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

John Hancock Life Insurance Company (U.S.A.)

By:	/s/ Mariana Primera
Name: Mariana Primera
Title: Director

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

CMFG Life Insurance Company

By:	MEMBERS Capital Advisors, Inc., acting as Investment Advisor

By:	/s/ Jason Micks
Name: Jason Micks
Title: Managing Director, Investments

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

Woodmen of the World Life Insurance Society

By:	/s/ Shawn Bengtson
Name: Shawn Bengtson
Title: Vice President - Investment

By:	/s/ Dean R Holdsworth
Name: Dean R Holdsworth
Title: Director - Mortgage & Real Estate

Spire Alabama Inc.

Signature Page to Fourth Supplement to Master Note Purchase Agreement

Accepted as of December 15, 2020.

Country Mutual Insurance Company

By:	/s/ John A. Jacobs
Name: John A. Jacobs
Title: Director - Fixed Income

Information Relating to Purchasers

[Contact information and wire transfer instructions included on Schedule A are omitted from this SEC filing.]

Purchaser	Principal Amount
Metropolitan Life Insurance Company	$23,000,000
The Northwestern Mutual Life Insurance Company	$22,750,000
The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account	$250,000
State Farm Life Insurance Company	$9,000,000
State Farm Mutual Automobile Insurance Company	$8,500,000
State Farm Fire and Casualty Company	$4,000,000
State Farm Insurance Companies Employee Retirement Trust	$1,000,000
State Farm Life and Accident Assurance Company	$500,000
Great-West Life & Annuity Insurance Company	$12,000,000
Great-West Life & Annuity Insurance Company	$5,000,000
Equitable Financial Life Insurance Company	$14,000,000
Cudd & Co, LLC as nominee for Horizon Blue Cross and Blue Shield of New Jersey	$1,000,000
New York Life Insurance Company	$9,668,000
New York Life Insurance and Annuity Corporation	$3,204,000
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)	$378,000
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3)	$250,000
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30D)	$250,000
Hare & Co., LLC as nominee for The Bank of New York Mellon, as Trustee under that certain Trust Agreement between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary	$250,000
Principal Life Insurance Company	$6,000,000
Principal Life Insurance Company	$2,000,000
Principal Life Insurance Company	$2,000,000
Principal Life Insurance Company	$2,000,000
Hartford Underwriters Insurance Company	$5,000,000
Hartford Underwriters Insurance Company	$1,000,000
Hartford Life and Accident Insurance Company	$2,000,000
Navigators Insurance Company	$1,000,000
UMBTRU as nominee for Kansas City Life Insurance Company	$1,000,000
John Hancock Life Insurance Company (U.S.A.)	$7,000,000
TURNKEYS & CO as nominee for CMFG Life Insurance Company	$1,000,000
TURNKEYS & CO as nominee for CMFG Life Insurance Company	$1,000,000
Woodmen of the World Life Insurance Society	$2,000,000
Country Mutual Insurance Company	$2,000,000

Schedule A

(to Supplement)

Exhibit A

Supplemental Representations

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all respects as of the date of the Closing with respect to the Series 2020 Notes with the same force and effect as if each reference to “Series 2015 Notes” set forth therein was modified to refer to the “Series 2020 Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the Fourth Supplement.  The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3.Disclosure.  The Company has delivered to each Purchaser a copy of its financial statements listed in Schedule 5.5.  The Note Purchase Agreement, the Fourth Supplement, and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the Fourth Supplement and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (the Note Purchase Agreement, the Fourth Supplement, and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to August 12, 2020 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projections, budgets and other estimates, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  Except as disclosed in the Disclosure Documents, since September 30, 2019, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4.Organization and Ownership of Shares of Subsidiaries.  Schedule 5.4 to the Fourth Supplement is (except as noted therein), as of the date of the Closing a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary.

Section 5.13. Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Series 2020 Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than twenty-three (23) other Institutional Investors, each of which has been offered the Series 2020 Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2020 Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Exhibit A

(to Supplement)

Section 5.14.Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Series 2020 Notes to refinance existing debt and for general corporate purposes.  No part of the proceeds from the sale of the Series 2020 Notes under the Fourth Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 15% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets.  As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Indebtedness.  Except as described therein, Schedule 5.15 to the Fourth Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2020 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (other than as permitted hereunder).  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

A-2

[Form of Series 2020 Note]

Spire Alabama Inc.

Series 2020 Senior Note, due December 15, 2030

No. 2020-[__][Date]

$[_______]PPN 84858# AE3

For Value Received, the undersigned, Spire Alabama Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Alabama, hereby promises to pay to [____________], or its registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 15, 2030, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the 2.04% per annum from the date hereof, payable semi-annually, on the 15th day of December and June in each year, commencing on June 15, 2021 and thereafter on the December 15 or June 15 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount, payable semi‑annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 4.04% and (ii) 2.0% over the rate of interest publicly announced by Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Commerce Bank or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Fourth Supplement dated as of December 15, 2020 to the Master Note Purchase Agreement, dated as of June 5, 2015 (as from time to time amended, restated and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the provisions of the Note Purchase Agreement, including, without limitation, the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person

Exhibit B

(to Supplement)

in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

[Signature Page Follows]

B-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Spire Alabama Inc.

By
Name:
Title:

B-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to that certain Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of June 5, 2015 (the “Master Note Purchase Agreement”), as supplemented by (i) that certain First Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 1, 2017 (the “First Supplement”), (ii) that certain Second Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of January 15, 2019 (the “Second Supplement”), (iii) that certain Third Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 2, 2019 (the “Third Supplement”), and (iv) that certain Fourth Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 15, 2020 (the “Fourth Supplement”; and, together with the First Supplement, the Second Supplement, the Third Supplement, and the Master Note Purchase Agreement as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreement and used herein have the meanings given to them in the Note Purchase Agreement.

Pursuant to the provisions of Section 9 of the Fourth Supplement, the undersigned hereby certifies that:

(i)	it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate;
(ii)	it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;
(iii)	it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code; and
(iv)	it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS W-8BEN-E.

[Noteholder]
By
Name:
Title:

Date:           ,

Exhibit C

(to Supplement)

Maturity Dates, Interest Payment Dates and Applicable
Interest Rates for Series 2020 Notes

If the Closing for the Series 2020 Notes occurs on any date:		The maturity date of the Series 2020 Notes will be:	The interest payment dates for the Series 2020 Notes will be:	The Applicable Interest Rate per annum for the Series 2020 Notes will be:
No later than November 15, 2020		November 15, 2030	November 15 and May 15 of each year, commencing May 15, 2021	2.02%
After November 15, 2020 and no later than	December 15, 2020	December 15, 2030	December 15 and June 15 of each year, commencing June 15, 2021	2.04%

Schedule D

(to Supplement)

Schedule 5.3

Disclosure Materials

None.

Schedule 5.3
(to Supplement)

Schedule 5.4

Organization and Ownership of Shares of Subsidiaries

None.

Schedule 5.4
(to Supplement)

Schedule 5.5

Financial Statements

•

Form 10-Q filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the quarterly periods ended December 31, 2019,  March 31, 2020, and June 30, 2020: http://investors.spireenergy.com/filings-and-reports/sec-filings

•	Form 10-K filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the year ended September 30, 2017: http://investors.spireenergy.com/filings-and-reports/sec-filings
•	Form 10-K filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the year ended September 30, 2018: http://investors.spireenergy.com/filings-and-reports/sec-filings
•	Form 10-K filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the year ended September 30, 2019: http://investors.spireenergy.com/filings-and-reports/sec-filings

Schedule 5.5
(to Supplement)

Schedule 5.15

Existing Indebtedness

Issue Date	Maturity Date	Principal Amount	Interest Rate
12/1/2015	12/1/2045	$80,000	4.31%
12/22/2011	12/22/2021	$50,000	3.86%
9/15/2015	9/15/2025	$35,000	3.21%
12/2/2019	12/1/2029	$100,000	2.88%
1/15/2007	1/15/2037	$45,000	5.90%
1/12/2018	1/15/2048	$45,000	3.92%
1/15/2019	1/15/1949	$90,000	4.64%
12/1/2017	1/15/2058	$30,000	4.02%
		$475,000	4.04%

Short-term borrowings from Parent, as of 6/30/2020                             $85,600,000

Schedule 5.15
(to Supplement)